Exhibit 10.1

Amendment No. 1 to the Blyth, Inc.

2003 Long-Term Incentive Plan

1.     Section 4(c) of the Blyth, Inc. 2003 Long-Term Incentive Plan (the “Plan”) is hereby amended and restated as follows:

“Subject to adjustment as provided in Section 4(d), the number of Shares that may be issued pursuant to Options intended to qualify as Incentive Stock Options shall be 3,373,526.”

2.     The last sentence of Section 8(a) of the Plan is hereby amended and restated as follows:

“Except with respect to Restricted Stock awarded in lieu of bonuses or other similar awards, Restricted Stock Awards granted to Employees shall vest over a minimum period of three years from the date of grant.”

3.     Section 11(a) of the Plan is hereby amended and restated as follows:

“(a)  ELIGIBILITY; GRANTS.  Each Director who is elected to office for the first time after March 1, 1994 shall automatically be a Participant. Options will be granted in the following manner: (1) each Director who is elected to office for the first time after January 31, 2002 and before the date of the annual stockholders’ meeting to be held in June 2004 shall automatically be granted an Option to acquire 10,000 Shares under the Plan, effective as of the date of such election; and (2) with respect to the annual meeting of the Company’s stockholders to be held in June, 2003, each Director shall, on the date of such annual meeting, automatically be granted an Option to acquire 5,000 Shares under the Plan provided, that such Director (A) has been in office for at least six months at the time of such annual meeting and (B) will remain in office following such annual meeting.”

4.     Section 11 of the Plan is hereby amended by adding the following subsection (f) to the end thereof:

“(f)  GRANTS.  With respect to each annual meeting of the Company’s stockholders to be held on or after June 2004, the Board shall determine the amount, type and combination of Awards, if any, to be granted to each Director on the date of such annual meeting, which may consist of any type and/or any combination of Awards authorized under the Plan, provided, that the maximum number of Shares (subject to adjustment under Section 4(d)) that may be subject to an Award (1) shall be 5,000 with respect to an initial grant to a new Director and (2) 2,500 with respect to an annual grant to a continuing director.”

5.     This Amendment shall be effective as of the date of the annual meeting of the Company’s stockholders to be held in June 2004, subject to the approval of the majority of the Company’s stockholders.

6.     Except as specifically provided herein, the Plan shall remain in full force and effect.